Contract No.:___________
Guarantee
Important Notice: The Parties enter into this Guarantee equitably and voluntarily in accordance with law, and the terms of this Guarantee reflect their genuine intentions. To protect the Guarantor’s legal rights and interests, the Creditor draws the Guarantor’s special attention to the terms in bold.

1

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Creditor (Party A):	Industrial and Commercial Bank of China Limited, Shanghai-Jingan Branch
Person in Charge:	Xiaochun Wu
Business Address:	No.699 Kangding Road
Telephone and Fax:	021-32184610

Guarantor:	Stowe Woodward (Changzhou) Roll Technologies Co.,Ltd. (Party B)
Legal Representative:	WANG WERN LIRN
Business Address or Domicile:	No.49 Tianshan Road, Xinbei District, Changzhou, Jiangsu, China
Telephone and Fax:	__________________

To secure the payment of indebtedness owed to Party A, Party B has agreed to provide a guarantee (or counter-guarantee) in favor of Party A. After equitable negotiations, Party A and Party B enter into this Guarantee in accordance with the PRC Contract Law, the PRC Security Law and other related laws and regulations to set out the rights and obligations of both Parties.
Article 1Secured Indebtedness

1.1
The indebtedness secured by the guarantee granted by Party B hereunder is the indebtedness owed by Xerium China Co., Ltd (the Debtor) to Party A under a principal contract named Fixed Assets Loan Contract (No.:_______________) dated _______________ between Party A and the Debtor.

1.2	The secured indebtedness shall bear the amount and term as provided under the above‑mentioned principal contract.
Article 2    Type of Guarantee
The obligations and liabilities of the Guarantor under this Guarantee and the Debtor in respect of the secured indebtedness are joint and several.
Article 3    Scope of Guarantee
The guarantee granted by Party B covers and secures the principal, interest, compound interest, default interest, any default penalties, damages, exchange loss (i.e. the relevant loss caused by a change in exchange rate), and expenses arising out of the enforcement of the guarantee (including without limitation, litigation fees and legal fees), all in connection with the secured indebtedness.
Article 4    Guarantee Term

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4.1
If the Principal Contract is a loan contract, the guarantee term is two years commencing from the day immediately following the maturity or (where Party A accelerates the loan in accordance with the Principal Contract) the accelerated maturity of the loan tenor under the Principal Contract.

4.2
If the Principal Contract is a bank acceptance contract, the guarantee term is two years commencing from the day immediately following Party A’s honoring of the relevant draft under the Principal Contract.

4.3
If the Principal Contract is a security provision agreement, the guarantee term is two years commencing from the day immediately following Party A’s performance of its security obligations under the Principal Contract.

4.4
If the Principal Contract is an agreement to issue a letter of credit, the guarantee term is two years commencing from the day immediately following Party A’s making of a payment under the relevant letter of credit.

4.5
If the Principal Contract is a financing document other than those described above, the guarantee term is two years commencing from the day immediately following the maturity or the accelerated maturity of the secured indebtedness under the Principal Contract.

Article 5    Representations and Warranties of Party B
Party B makes the following representations and warranties to Party A:

5.1
Party B is eligible to grant the guarantee and has obtained all necessary authorizations or approvals required in connection with granting the guarantee in favor of Party A in accordance with the procedures and authority set forth in its articles of association. The guarantee does not violate any laws, regulations or other relevant rules.

5.2
If Party B is a listed company or a controlled subsidiary of a listed company, it has promptly performed its disclosure obligations regarding the guarantee in accordance with the relevant laws, regulations and rules, such as the PRC Securities Law and the Listing Rules of the Stock Exchange.

5.3
Party B is capable of performing its guarantee obligations, which will not be reduced or released by a change in any regulation or Party B’s financial condition or by an agreement between Party B and a third party.

5.4
Party B understands the purpose of the secured indebtedness under the Principal Contracts. Party B has acted at its sole discretion in granting the guarantee to the Debtor and this Guarantee reflects its genuine intention. Where the secured indebtedness relates to an

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international or domestic trade financing, Party B warrants that the relevant underlying trade is genuine.

5.5	All materials and information provided by Party B to Party A are true, accurate and complete in all respects and contain no false record, gross omission or misleading statement.

5.6
Where the secured indebtedness under this Guarantee relates to an international trade financing provided by Party A to the Debtor, Party B accepts the application of the relevant international practices in connection with that business.

5.7	Where Party B is an individual, Party B further represents and warrants that:
A    he or she has full civil capacity;
B    he or she has lawful income and is able to repay the secured indebtedness;
C    he or she has not maliciously delayed in repaying bank loans and has not maliciously overdrawn on any credit card;
D    he or she has no misconduct, such as gambling or use of narcotics and has no criminal record; and
E    he or she has obtained his or her spouse’s consent to grant the guarantee.
Article 6    Undertakings of Party B
Party B undertakes to Party A as follows:

6.1	If any of the following events occurs, Party B shall unconditionally perform the guarantee obligations within 5 working days after receipt of Party A’s notice:
A    the Debtor fails to pay the secured indebtedness when it matures and becomes due (including accelerated maturity);
B    either Party B or the Debtor files or is presented with a petition for its bankruptcy, winding-up, dissolution, liquidation, suspension of business, or has its business license revoked or cancelled.

6.2
If the secured indebtedness is also secured by other proprietary security (whether provided by the Debtor or a third party), Party A may first require Party B to perform the guarantee obligations. Party B undertakes not to challenge that requirement by Party A. Party B’s guarantee obligations will remain in full force and will not become void or be reduced or released if Party A waives, amends or loses any other security interest covering the secured indebtedness under the Principal Contracts.

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6.3	Party B shall promptly on demand provide its financial materials, tax vouchers and other related materials reflecting its financial condition to Party A.

6.4	Notwithstanding any of the following events (which do not require Party B’s consent), Party B shall continue to be liable for its guarantee obligations:

A	the Principal Contracts are amended as agreed by Party A and the Debtor, without increasing the indebtedness owed by the Debtor or extending the performance period of that indebtedness;

B
(in the case of international or domestic trade financing) Party A and the Debtor agree to amend the letter of credit related to the Principal Contracts, without increasing the Debtor’s payment obligation under that letter of credit or extending the payment term;

C	the amount of the secured indebtedness changes due to the floating interest rate adopted under the principal contract or adjustment of interest rate policies by the People’s Bank of China;

D	Party A transfers the secured indebtedness to a third party.

6.5	Party B’s provision of any type of security to a third party will not prejudice Party A’s rights and interests.

6.6
Without Party A’s prior written consent or unless alternative arrangements concerning Party B’s guarantee obligations have been made to the satisfaction of Party A, Party B may not carry out any merger, demerger, capital reduction, equity change, transfer of material assets and debt, material external investment, material increase of debt financing or other activity that may have an adverse impact on Party A’s rights and interests in connection with the secured indebtedness.

6.7	Party B shall promptly notify Party A if any of the following occurs:
A    there is a change to Party B’s articles of association, business scope, registered capital, legal representative or shareholding structure;
B    Party B files for winding-up, dissolution, liquidation or suspension of business, or has its business license revoked or cancelled, or is presented with a petition for its bankruptcy;
C    Party B is or is likely to be involved in a material economic dispute, litigation or arbitration, or any of its assets are attached, seized or otherwise subject to administration or supervision in accordance with law; or

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D    (where Party B is an individual) there is a change to the number of the individual’s identity card, domicile, employment or contact details.

6.8	Party B shall promptly acknowledge receipt of any written notice issued by Party A.

6.9
Where the secured indebtedness relates to a domestic letter of credit, a buyer credit financing under a domestic letter of credit, an import letter of credit, an import bill advance or an import refinancing, Party B shall perform its guarantee obligations without claiming an exemption or other defense based on (1) any payment stop order or injunction issued by a judicial or administrative authority on the payment obligation under that letter of credit or (2) any attachment, seizure or freezing of property relating to the letter of credit or other similar measures taken by that authority. This obligation applies only if any of the following events occurs:

A	a person appointed or authorized by Party A has made the payment in good faith in accordance with Party A’s instruction;

B
Party A or a person appointed or authorized by Party A has issued in good faith a maturity payment confirmation for the purchase price of the relevant goods under a domestic letter of credit or has accepted in good faith documents under an import letter of credit;

C	the confirming bank of the letter of credit has performed its payment obligation in good faith; or

D	the letter of credit has been negotiated by the negotiating bank in good faith.

6.10
Under a shipping guarantee, bill of lading endorsement or authorized delivery taking business, Party B may not claim an exemption or other defense based on the Debtor’s refusal to pay under a letter of credit.

Article 7    Undertakings of Party A
Party A undertakes to keep confidential all unpublicized information contained in relevant documents, financial materials and other related materials provided by Party B when Party B performs its obligations, except as otherwise required by applicable laws or regulations or agreed under this Contract.
Article 8    Default

8.1	After this Guarantee takes effect, a Party’s failure to perform any obligation under this Guarantee or its violation of any representation, warranty or undertaking made under this

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Guarantee will constitute an event of default. The defaulting Party shall indemnify the other Party against all losses incurred by that other Party.

8.2
If Party B fails to perform its guarantee obligations under this Guarantee, Party A may set off the secured indebtedness under the Principal Contracts against any deposit in any account opened by Party B with Industrial and Commercial Bank of China or any of its branches. If the currency of the deposit is different from that of the secured indebtedness under the Principal Contracts, the deposit shall be converted into the currency of the secured indebtedness at the applicable exchange rate published by Party A on the set-off date. Part B shall bear the interest accrued and other expenses incurred, as well as any exchange loss due to exchange rate fluctuations between the set-off date and the settlement date. ‘Settlement date’ means the date on which Party A actually settles the secured indebtedness under the Principal Contracts after converting the deposit into the currency of the secured indebtedness in accordance with the relevant policies of the State Administration of Foreign Exchange.

8.3	Unless otherwise provided under this Guarantee, if a Party defaults, the other Party is entitled to all other remedies available under any laws, regulations or rules of the People’s Republic of China.
Article 9    Effectiveness, Amendment and Termination

9.1	This Guarantee takes effect on the date stated in the signing provision.

9.2
Any amendment to this Guarantee shall be agreed by the Parties and made in writing. An amended clause or amendment agreement constitutes an integral part of this Guarantee and has the same legal effect as this Guarantee. The terms of this Guarantee that are not amended remain effective. The terms of this Guarantee that are to be amended remain effective until the relevant amendments takes effect.

9.3	If any term of this Guarantee is invalid or unenforceable, that will not affect the validity and enforceability of any other term of this Guarantee or the validity of the entire Guarantee.

9.4	Amendment to and termination of this Guarantee shall not prejudice a Party’s right to claim compensation for loss. The dispute resolution clause will survive termination of this Guarantee.
Article 10    Dispute Resolution
The execution, validity, interpretation, performance and dispute resolution of this Guarantee shall be governed by PRC law. All disputes arising from or in connection with this Guarantee shall be resolved by the Parties through consultation, failing which, they shall be resolved as described in Item B:

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A
The dispute shall be submitted to the N/A Arbitration Commission for arbitration at N/A (place of arbitration) in accordance with the arbitration rules of that commission in force when the arbitration application is submitted. The arbitration award will be final and binding on both parties.

B	The dispute shall be submitted to the jurisdiction of the competent court of the place where Party A is located.
Article 11    Miscellaneous

11.1	Party B may not transfer all or any part of its rights or obligations under this Guarantee without Party A’s consent.

11.2
Party A’s failure to exercise, partial exercise or delay in exercise of any of its rights under this Guarantee will not constitute a waiver of or amendment to that right or any other right, nor will it affect Party A’s further exercise of that right or any other right.

11.3
If so required by applicable laws, regulations, other regulatory documents or financial industry regulators, Party A may provide information relating to this Guarantee and other related information to the credit information basic database of the People’s Bank of China or any other credit database created in accordance with law for qualified institutions or individuals to check or use. Party A may also seek information relating to Party B, for the purpose of execution and performance of this Contract, by using the credit information basic database of the People’s Bank of China or other credit database created in accordance with law.

11.4	This Guarantee is made in 4 originals, with each of Party A and Party B holding 2 original(s), each of which has equal legal effect.
Article 12    Other Matters Agreed by the Parties

12.1	Supplementary terms of contract delivery
The guarantor consent that the address below being regarded as delivery address under the delivery of arbitration/litigation documents arising from the given agreement/contract.
Name: Stowe Woodward (Changzhou) Roll Technologies Co.,Ltd.
Address: No.49 Tianshan Road, Xinbei District, Changzhou, Jiangsu, China
Zip code:
Phone number:

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The above arbitration/litigation include but not limited to subpoena, written judgment, orders, conciliation statement, etc.
The address above is suited for the first trial, the second trial, retrial, perform and all litigation stage. Relative arbitration/litigation documents would be delivered to given address, if documents returned for the reason of no one receive or refuse to receive, the returned date shall be defined as the delivery date is.
The guarantor shall timely submit the creditor written notice if above address is changed, or the address set forth in this supplemental agreement would be considered still valid, and relative guarantor shall take the legal consequences.

Party A:	Industrial and Commercial Bank of China Limited, _____________
(company seal)
Authorized Signatory:    /s/ Xiaochun Wu (signature or seal)
Party B:        (company seal)
Legal or Authorized Representative:    /s/ Wang Wern Lirn (signature or seal)
Date: July 17, 2015